EXHIBIT 3.5

CERTIFICATE OF INCORPORATION

OF

EAGLE MAINTENANCE SUPPLY, INC.

FORWARDED FOR RECORDING

AND FILING

BY: (INCLUDE ADDRESS AND ZIP CODE)

PARKER, McCAY & CRISCUOLO, P.C.

Three Greentree Center

Suite 401

Marlton, NJ  08053

CERTIFICATE OF INCORPORATION

OF

EAGLE MAINTENANCE SUPPLY, INC.

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14-A:1-1 et seq., the “New Jersey Business Corporation Act”.

FIRST.  The name of the corporation is EAGLE MAINTENANCE SUPPLY, INC.

SECOND.  The registered office of the Corporation in the State of New Jersey is located at PARKER, McCAY & CRISCUOLO, P.C., Three Greentree Center, Suite 401, Marlton, NJ  08053, and the name of this corporation’s initial registered agent is:

Suzanne M. Kourlesis, Esq.

THIRD.  The purpose for which this corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act.”  N.J.S. 14A:1-1 et seq.

FOURTH.  The aggregate number of shares which the corporation shall have authority to issued is:

2500 voting common — no par value

FIFTH.  The first Board of Directors of this corporation shall consist of one (1) Director(s) and the name and address of each person who is to serve as such Director is:

Name	Address	Zip Code

Diane Pettinelli	509 Williamson Circle
	Media, PA	19063

SIXTH. The name and address of each incorporator is:

Name	Address	Zip Code

Suzanne M. Kourlesis, Esq.	Parker, McCay & Criscuolo, P.C.
	Three Greentree Center
	Suite 401
	Marlton, NJ	08053

IN WITNESS WHEREOF, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; of if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 27th day of January 1994

/s/ Suzanne M. Kourlesis, Esq.